UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 16, 2021)

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6E 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2021, City Office REIT Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of City Office REIT, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), dated as of November 16, 2021, by and among the Operating Partnership, as borrower, the Company and certain of its subsidiaries, as guarantors, KeyBank National Association (“KeyBank”), as lender, agent and swing loan lender, the other lending institutions party thereto, as lenders, and Keybanc Capital Markets (“Keybanc Markets”), as sole lead arranger and sole book manager, to amend and restate the existing credit agreement, dated as of March 15, 2018 (the “Existing Credit Agreement”).

The Amended and Restated Credit Agreement relates to a $300 million revolving credit facility (the “Revolving Credit Facility”). Up to $25 million of the Revolving Credit Facility is available for swingline loans. Additionally, the Operating Partnership has the right to request an increase, subject to customary terms and conditions, of the Revolving Credit Facility up to a maximum of $500 million in minimum $25 million increments, which shall be arranged by a lead arranger on a best efforts basis. The maturity date of the Revolving Credit Facility is November 16, 2025; provided, however, that the Operating Partnership has the option to extend borrowings under the Revolving Credit Facility for an additional 12 months under certain circumstances. The Operating Partnership may prepay the Revolving Credit Facility, in whole or in part, at any time without fees or penalty, except for breakage costs associated with LIBOR borrowings. The Amended and Restated Credit Agreement contains customary representations and warranties, financial covenants, negative covenants, affirmative covenants and events of default.

Borrowings under the Revolving Credit Facility will bear an interest at a rate equal to the LIBOR rate or the base rate plus the applicable margin. The Revolving Credit Facility requires quarterly payments of interest only, but requires mandatory prepayments under certain circumstances as set forth in the Amended and Restated Credit Agreement. All obligations under the Amended and Restated Credit Agreement are unconditionally guaranteed by the Company.

The Amended and Restated Credit Agreement replaced the previously disclosed Existing Credit Agreement, entered into by and among the Operating Partnership, as borrower, the Company and certain subsidiaries, as guarantors, KeyBank, as lender, agent and swing loan lender, the other lending institutions party thereto, as lenders, and Keybanc Markets, as sole lead arranger and sole book manager, which provided a $250 million unsecured revolving credit facility that was scheduled to mature on March 15, 2022.

The foregoing description of the Amended and Restated Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01(Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of November 16, 2021 by and among City Office REIT Operating Partnership, L.P., as borrower, City Office REIT, Inc. and certain of its subsidiaries, as guarantors, KeyBank National Association, as lender, agent and swing loan lender, the other lending institutions parties named therein, as lenders, and Keybanc Capital Markets, as sole lead arranger and sole book manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: November 22, 2021	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer